Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No.'s 333-08481 and 333-42119 of Harrington Financial Group, Inc. on Form S-8 of our report dated August 18, 2000, appearing in the Annual Report on Form 10-K of Harrington Financial Group, Inc. for the year ended June 30, 2000.


/s/ Deloitte & Touche LLP
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DELOITTE & TOUCHE LLP
Indianapolis, Indiana
September 28, 2000